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                                                                   EXHIBIT 23(B)




                               CONSENT OF COUNSEL




The Colonial BancGroup, Inc.

         We hereby consent to use in this Form S-4 Registration Statement of The Colonial BancGroup, Inc., of our name in the Prospectus, which is a part of such Registration Statement, under the headings "APPROVAL OF THE MERGER - Certain Federal Income Tax Consequences" and "LEGAL MATTERS," to the summarization of our opinions referenced therein, and to the inclusion of our tax opinion as Appendix D of the Prospectus.




/s/ MILLER, HAMILTON, SNIDER & ODOM, L.L.C.


May 20, 1996